Exhibit 99.4

Pear Therapeutics and Thimble Point Announce Closing of Business Combination to Create

Publicly Traded Prescription Digital Therapeutics Company

•	Publicly traded company called Pear Therapeutics, Inc. to begin trading on Nasdaq under ticker symbol “PEAR” starting December 6, 2021

•	Total expected gross proceeds from transaction totaling approximately $175 million

BOSTON – December 3, 2021 – Pear Therapeutics, Inc. (“Pear Therapeutics”), the leader in developing and commercializing software-based medicines, called prescription digital therapeutics (PDTs), announced today the completion of its business combination with Thimble Point Acquisition Corp. (“Thimble Point”) (Nasdaq: THMA), a special purpose acquisition company (“SPAC”). The publicly traded company will be known as Pear Therapeutics, Inc. and will commence trading on Nasdaq under the ticker symbol “PEAR” on December 6, 2021.

Thimble Point’s shareholders approved the business combination on November 30, 2021, and the transaction was previously approved by Pear Therapeutics’ shareholders.

“My Pearmates and I are proud to continue our leadership in the creation of prescription digital therapeutics,” said Corey McCann, M.D., Ph.D., Pear’s President and Chief Executive Officer. “As a public company, we aim to accelerate our vision to increase access to PDTs by further commercializing our three FDA-authorized PDTs, expanding public and private payer adoption, and advancing our pipeline of PDTs. Thanks to all of our investors for supporting our successful transition.”

Net proceeds from the business combination will be used to further capitalize Pear’s category-leading position as the leader in software to treat serious disease.

The transaction generated approximately $175 million in gross proceeds.

About Pear Therapeutics

Pear Therapeutics, Inc., which is traded on Nasdaq as PEAR, is the parent company of Pear Therapeutics (US), Inc. Pear is the leader in developing and commercializing software-based medicines, called prescription digital therapeutics (PDTs). Pear aims to redefine care through the widespread use of clinically validated software-based therapeutics to provide better outcomes for patients, smarter engagement and tracking tools for clinicians, and cost-effective solutions for payers. Pear has the first end-to-end platform to discover, develop, and deliver PDTs to patients and a pipeline of products and product candidates across therapeutic areas, including the first three PDTs with disease treatment claims from the FDA. Pear’s product, reSET®, for the treatment of substance use disorder, was the first PDT to receive marketing authorization from the FDA to treat disease. Pear’s second product, reSET-O®, for the treatment of opioid use disorder, was the first PDT to receive Breakthrough Designation. Pear’s third product, Somryst® for the treatment of chronic insomnia, was the first PDT submitted through FDA’s traditional 510(k) pathway while simultaneously reviewed through FDA’s Software Precertification Pilot Program. For more information, visit Pear at www.peartherapeutics.com.

Forward-Looking Statements

Certain statements, estimates, targets and projections in this press release may be considered forward-looking statements within the meaning of the federal securities laws. Forward looking statements generally relate to future events or involving, or future performance of, Pear. For example, statements regarding anticipated growth in the industry in which Pear operates and anticipated growth in demand for Pear’s products, and projections of Pear’s future financial results and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma”, “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Pear and its management are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the lack of a third party valuation in determining whether or not to pursue the proposed transaction; (ii) the amount of the costs, fees, expenses and other charges related to the business combination and private placement of equity securities; (iii) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (iv) changes in applicable laws or regulations; (v) the possibility that Pear may be adversely affected by other economic, business, regulatory, and/or competitive factors; (vi) Pear’s estimates of expenses and profitability; (vii) the evolution of the markets in which Pear competes; (viii) the ability of Pear to implement its strategic initiatives and continue to innovate its existing products; (ix) the ability of Pear to defend its intellectual property and satisfy regulatory requirements; (x) the ability of Pear to issue equity or equity-linked securities in the future; (xi) the impact of the COVID-19 pandemic on Pear’s business; and (xii) other risks and uncertainties set forth in Pear’s future filings with the SEC. These filings will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Readers are cautioned not to put undue reliance on forward-looking statements, and Pear assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Pear gives no assurance that Pear will achieve its expectations. The inclusion of any statement in this communication does not constitute an admission by Pear or any other person that the events or circumstances described in such statement are material.

Non-Solicitation

This press release does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any security of Pear, or any of its respective affiliates. No such offering or securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Pear Therapeutics Media and Investors Contacts:

Meara Murphy

Senior Director of Corporate Communications

meara.murphy@peartherapeutics.com

Argot Partners

pear@argotpartners.com

Golin

golinpear@golin.com